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                                                                    EXHIBIT 23.1

  CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50480, 33-85330, 33-97176, 333-33891 and 333-80663) of Regeneron Pharmaceuticals, Inc. of our report, which is based in part on the report of other auditors, dated February 8, 2000 relating to the financial statements, which appears in this Form 10-K.

                    PricewaterhouseCoopers LLP

New York, New York
March 3, 2000